UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 4, 2015

Date of Report (Date of earliest event reported)

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8501 East Princess Drive, Suite 190 Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

STORE Capital Corporation, a Maryland corporation (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 4, 2015.  At the Annual Meeting, the Company’s stockholders voted on the election of nine nominated directors to serve for the ensuing year and a proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

As of April 6, 2015, the record date for the Annual Meeting, there were 115,288,537 shares of our common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting.  At the Annual Meeting, all of the nine directors were elected and the proposal to ratify the appointment of Ernst & Young LLP was approved.  Set forth below are the final voting results for the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

1.                                      At the Annual Meeting, the Company’s stockholders elected, by the vote indicated below, the following nine persons as directors of the Company, each to serve as such until the Company’s annual meeting of stockholders to be held in 2016, or until his or her respective successor is duly elected and qualified:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes

Morton H. Fleischer	101,431,412	10,779,036	0	935,467
Christopher H. Volk	105,027,942	7,182,506	0	935,467
Mahesh Balakrishnan	100,767,485	11,442,963	0	935,467
Manish Desai	101,192,738	11,017,710	0	935,467
Joseph M. Donovan	111,888,214	322,234	0	935,467
Kenneth Liang	101,193,039	11,017,409	0	935,467
Rajath Shourie	104,843,936	7,366,512	0	935,467
Derek Smith	100,767,785	11,442,663	0	935,467
Quentin P. Smith, Jr.	111,888,214	322,234	0	935,467

2.                                      At the Annual Meeting, the stockholders approved the proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2015, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

113,113,549	16,340	16,026	n/a

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: June 4, 2015
	By:	/s/ Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel

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